                                                                                                     Exhibit 32

                                                   CERTIFICATION

         The undersigned hereby certify that the Quarterly Report on Form 10-Q for the fiscal quarter ended
September 30, 2004 of The Phoenix Companies, Inc. (the "Company") filed with the Securities and Exchange
Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                  /s/ Dona D. Young                                       /s/ Michael E. Haylon
- ------------------------------------------------------      ---------------------------------------------------
Name:    Dona D. Young                                      Name:    Michael E. Haylon
Title:   Chairman, President &                              Title:   Chief Financial Officer
         Chief Executive Officer
Date:    November 9, 2004                                   Date:    November 9, 2004

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Phoenix Companies, Inc. and will be retained by The Phoenix Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.